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                                                                  EXHIBIT 99.B11

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
American National Investment Accounts, Inc.


      We consent to the use of our report on the Growth Portfolio, Managed Portfolio, Balanced Portfolio and Money Market Portfolio (portfolios of The American National Investment Accounts, Inc.) dated February 7, 1997 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.

                                                 KPMG Peat Marwick LLP

Houston, Texas
April 23, 1997